FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   November 14, 2002

Electronic Data Systems Corporation
 (Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	01-11779 (Commission File Number)	75-2548221 (IRS Employer Identification No.)

5400 Legacy Drive

Plano, Texas 75024-3105

(Address of Principal Executive Offices,

Including Zip Code)

Registrant's telephone number, including area code:  (972) 604-6000

Item 7.   Financial Statements and Exhibits

 (c)          The following exhibits are furnished herewith

99.1        Joint news release of Electronic Data Systems Corporation ("EDS") and Fiserv, Inc. ("Fiserv") dated November 14, 2002.

Item 9.   Regulation FD Disclosure

                On November 14, 2002, EDS and Fiserv announced that they had entered into a definitive agreement under which Fiserv would acquire EDS' Consumer Network Services (CNS) unit for approximately $320 million in cash.  The transaction, which is subject to regulatory review and other customary closing conditions, is expected to close by the end of 2002.  EDS expects to recognize a gain upon closing of the transaction in an amount to be finally determined at the time of closing.  A copy of the joint news release of EDS and Fiserv dated November 14, 2002 is furnished herewith as Exhibit 99.1.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    ELECTRONIC DATA SYSTEMS
                    CORPORATION

November 14, 2002                                                                                                           By:     /s/ D. Gilbert Friedlander
                                                                                                                                                     D. Gilbert Friedlander, Senior Vice
                                                                                                                                                     President, General Counsel and Secretary

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